UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Dismissal of Phillips Case

As previously disclosed, Harvest Natural Resources, Inc. (the “Company”) and certain of its executive officers have been subject to a number of class action lawsuits filed in the United States District Court, Southern District of Texas (the “Court”), which lawsuits were consolidated into John Phillips v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes, originally filed with the Court on March 22, 2013 (the “Phillips Case”). The complaints in the Phillips Case alleged that the Company and its executive officers made certain false or misleading public statements and demanded that the defendants pay unspecified damages to the class action plaintiffs based on stock price declines. On August 25, 2016, the Court granted the Company’s motion to dismiss the Phillips Case and entered a final judgment dismissing the Phillips Case in its entirety. The class action plaintiffs have 30 days to appeal the dismissal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.
Dated: August 29, 2016

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel